Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combination of the historical consolidated financial statements of Block, Inc. and its subsidiaries (“Block”) and the historical consolidated financial statements of Afterpay Limited and its subsidiaries (“Afterpay”) after giving effect to Block’s acquisition of all ordinary shares of Afterpay pursuant to a court-approved scheme of arrangement under Part 5.1 of Australia’s Corporations Act 2001 (Cth) (the “Transaction”), as further described in Note 1, Description of the transaction.

The unaudited pro forma condensed combined balance sheet assumes the Transaction was completed on December 31, 2021 and combines Block’s audited condensed consolidated balance sheet as of December 31, 2021 with Afterpay’s unaudited consolidated balance sheet as of December 31, 2021.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2021 combines the historical consolidated statement of operations of Block and Afterpay and assumes the Transaction was completed on January 1, 2021, the first day of Block’s fiscal year 2021.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been adjusted to include Transaction accounting adjustments, which reflect the application of the accounting required by U.S. GAAP, including the effects of the Transaction as further described in Note 1.

The pro forma adjustments are based upon currently available information and certain assumptions that Block’s management believes are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. Additionally, Block conducted an initial review of the accounting policies of Afterpay, which comply with International Financial Reporting Standards (“IFRS”) to determine material differences in accounting policies or presentation between Block and Afterpay that may require recasting or reclassification to conform to Block’s accounting policies and presentations. The assessment of differences between IFRS and U.S. GAAP is based on Block management’s best estimates which remain subject to change as additional information becomes available.

The unaudited pro forma condensed combined financial information was based on and should be read in conjunction with Block’s and Afterpay’s historical financial statements referenced below:

•

Block’s audited consolidated financial statements and related notes thereto as of and for the year ended December 31, 2021, contained in its Annual Report on Form 10-K for the year ended December 31, 2021; and

•

Afterpay’s audited consolidated financial statements and related notes thereto as of and for the year ended June 30, 2021 included as Exhibit 99.1 to this Amendment to the Current Report on Form 8-K/A and Afterpay’s unaudited consolidated financial statements as of December 31, 2021 and for the six months ended December 31, 2021 and December 31, 2020 included as Exhibit 99.2 to this Amendment to the Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to present or be indicative of what the results of operations or financial position would have been had the events actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations or financial position for any future period or as of any future date. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, or any anticipated revenue enhancements, cost savings or operating synergies that may result from the Transaction.

BLOCK, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2021

(in thousands, except share and per share data)

	Historical BLOCK, INC. (USD)	Historical Afterpay Limited U.S. GAAP (USD)	Transaction Accounting Adjustments (USD)	Note(s)	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$4,443,669	$515,905	$(8,693)	7(G)	$4,950,881
Investments in short-term debt securities	869,283	—	—		869,283
Settlements receivable	1,171,612	—	—		1,171,612
Customer funds	2,830,995	—	—		2,830,995
Loans held for sale	517,940	—	—		517,940
Consumer receivables, net	—	1,563,252	—		1,563,252
Other current assets	687,429	101,522	—		788,951

Total current assets	$10,520,928	$2,180,679	$(8,693)		$12,692,914

Property and equipment, net	282,140	6,846	—		288,986
Goodwill	519,276	81,608	11,567,073	7(B)	12,167,957
Acquired intangible assets, net	257,049	104,245	1,920,755	7(C)	2,282,049
Investments in long-term debt securities	1,526,430	—	—		1,526,430
Operating lease right-of-use asset	449,406	32,899	—		482,305
Other non-current assets	370,535	301,706	(256,921)	7(D)	415,320

Total assets	$13,925,764	$2,707,983	$13,222,214		$29,855,961

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$—	$2,705	$—		$2,705
Customers payable	3,979,624	100,169	—		4,079,793
Settlements payable	254,611	—	—		254,611
Accrued expenses and other current liabilities	639,309	343,830	(82,299)	7(F)	900,840
Operating lease liabilities, current	64,027	17,913	—		81,940
PPP Liquidity Facility advances	497,533	—	—		497,533
Current portion of long-term debt	—	1,085,022	4,409	7(A)	1,089,431

Total current liabilities	$5,435,104	$1,549,639	$(77,890)		$6,906,853

Long-term debt	4,559,208	368,890	—		4,928,098
Operating lease liabilities, non-current	395,017	11,681	—		406,698
Deferred tax liability	14,065	—	245,177	7(D)	259,242
Other non-current liabilities	208,781	6,521	36,382	7(D)	251,684

Total liabilities	$10,612,175	$1,936,731	$203,669		$12,752,575

Commitments and contingencies (Note 18)

Stockholders’ equity:

Preferred stock, $0.0000001 par value: 100,000,000 shares authorized at December 31, 2021. None issued and outstanding at December 31, 2021.	—	—	—		—
Class A common stock, $0.0000001 par value: 1,000,000,000 shares authorized at December 31, 2021; 403,237,209 issued and outstanding at December 31, 2021.	—	—	—		—
Class B common stock, $0.0000001 par value: 500,000,000 shares authorized at December 31, 2021; 61,706,578 issued and outstanding at December 31, 2021.	—	—	—		—
Additional paid-in capital	3,317,255	1,090,903	12,801,216	7(E)	17,209,374
Retained earnings (accumulated deficit)	(27,965)	(429,881)	327,559	7(E)	(130,287)
Accumulated other comprehensive income	(16,435)	109,609	(109,609)	7(E)	(16,435)

Total stockholders’ equity attributable to common stockholders	$3,272,855	$770,631	$13,019,166		$17,062,652
Noncontrolling interests	40,734	621	(621)	7(E)	40,734

Total stockholders’ equity	$3,313,589	$771,252	$13,018,545		$17,103,386

Total liabilities and shareholders’ equity	$13,925,764	$2,707,983	$13,222,214		$29,855,961

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Information”

BLOCK, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except per share data)

	Historical BLOCK, INC. (USD)	Historical Afterpay Limited U.S. GAAP (USD)	Transaction Accounting Adjustments (USD)	Note(s)	Pro Forma Combined
Revenue:
Transaction-based revenue	$4,793,146	$—	$—		$4,793,146
Subscription and services-based revenue	2,709,731	832,874	—		3,542,605
Hardware revenue	145,679	—	—		145,679
Bitcoin revenue	10,012,647	—	—		10,012,647

Total net revenue	$17,661,203	$832,874	$—		$18,494,077

Cost of revenue:
Transaction-based costs	2,729,442	—	—		2,729,442
Subscription and services-based costs	495,761	207,947	—		703,708
Hardware costs	221,185	—	—		221,185
Bitcoin costs	9,794,992	—	—		9,794,992
Amortization of acquired technology	—	23,705	24,095	8(A)	47,800

Total cost of revenue	$13,241,380	$231,652	$24,095		$13,497,127

Gross profit	$4,419,823	$601,222	$(24,095)		$4,996,950

Operating expenses:
Product development	1,399,079	80,943	7,865	8(B)	1,487,887
Sales and marketing	1,617,189	252,792	6,471	8(B)	1,876,452
General and administrative	983,326	263,299	90,776	8(B), 8(F), 8(G), 8(J)	1,337,401
Transaction and loan losses	187,991	225,215	—		413,206
Bitcoin impairment losses	71,126	—	—		71,126
Amortization of acquired customer assets	—	3,069	134,130	8(A)	137,199

Total operating expenses	$4,258,711	$825,318	$239,242		$5,323,271

Operating income (loss)	$161,112	$(224,096)	$(263,337)		$(326,321)

Interest expense, net	33,124	—	—		33,124
Other expense (income), net	(29,474)	241,823	(78,875)	8(C), 8(D), 8(H)	133,474

Income (loss) before income tax	$157,462	$(465,919)	$(184,462)		$(492,919)

Provision (benefit) for income taxes	(1,364)	(146,002)	30,013	8(E)	(117,353)

Net income (loss)	$158,826	$(319,917)	$(214,475)		$(375,566)
Net income (loss) attributable to noncontrolling interests	$(7,458)	$(754)	$754	8(I)	$(7,458)

Net income (loss) attributable to common stockholders	$166,284	$(319,163)	$(215,229)		$(368,108)

Net income (loss) per share:
Basic	$0.36				$(0.64)
Diluted	$0.33				$(0.64)
Weighted-average shares used to compute net income (loss) per share:
Basic	458,432				572,049
Diluted	501,779				572,049

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Information”

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1 – DESCRIPTION OF THE TRANSACTION

On January 31, 2022 (Pacific Standard Time) / February 1, 2022 (Australian Eastern Time), Block completed the Transaction, pursuant to the terms and conditions set forth in the Scheme Implementation Deed, dated as of August 1, 2021 (Pacific Daylight Time) / August 2, 2021 (Australian Eastern Standard Time) (as amended by the Amending Deed, dated as of December 6, 2021 (Pacific Standard Time) / December 7, 2021 (Australian Eastern Daylight Time)), by and among Block, Afterpay and Lanai (AU) 2 Pty Ltd, an Australian proprietary company limited by shares and an indirect wholly owned subsidiary of Block. As a result of the Transaction, Afterpay became an indirect wholly-owned subsidiary of Block. In connection with the closing of the Transaction, Block issued shares of Block Class A common stock in the following amounts: (a) 113,387,895 shares, which includes 2,437,500 shares in connection with the settlement of the two convertible promissory notes issued to Matrix Partners X L.P. and Weston & Co. X LLC (collectively, the “Matrix Convertible Note”) attributable to the pre-combination and post-combination service periods, and (b) 229,457 shares in connection with the settlement of vested Afterpay US, Inc. 2018 Equity Incentive Plan Options (“US ESOP Options”). Refer to Note 6 for further details.

NOTE 2 – BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Block prepares its consolidated financial statements on the basis of a fiscal year ended December 31, 2021. The consolidated financial statements of Afterpay have historically been prepared on a basis of a fiscal year ended June 30. In accordance with applicable SEC rules, if the fiscal year end of an acquired entity differs from the acquirer’s fiscal year end by more than 93 days, the acquired entity’s income statement must be brought up within 93 days of the acquirer’s fiscal year end. Financial information for Afterpay for the year ended December 31, 2021, has been derived for purposes of the preparation of the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined statements of operations were prepared using:

•	the historical audited consolidated statements of operations of Block for the year ended December 31, 2021;

•

the historical unaudited consolidated statement of comprehensive income of Afterpay for the twelve months ended December 31, 2021, which has been derived by subtracting the financial data from the historical unaudited consolidated statement of comprehensive income for the six months ended December 31, 2020, from the financial data from the historical audited consolidated statement of comprehensive income for the fiscal year ended June 30, 2021, and adding the financial data from the historical unaudited consolidated statement of comprehensive income for the six months ended December 31, 2021.

Block accounted for the acquisition using the acquisition method of accounting, as prescribed in Accounting Standards Codification 805, Business Combinations, (“ASC 805”), under U.S. GAAP. Block is treated as the acquirer for accounting purposes. Block recorded the assets acquired, including identifiable intangible assets, and the liabilities assumed from Afterpay at their respective estimated fair values at the date of completion of the Transaction. Any excess of the purchase price over the net fair value of such assets and liabilities is recorded as goodwill.

The valuations of the assets acquired and liabilities assumed are preliminary and have not yet been finalized as of the date of this filing. The purchase price allocations are preliminary and subject to change, including the valuation of intangible assets, income taxes and goodwill, among other items. The final purchase price allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma combined financial information. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total purchase price allocated to goodwill and other assets and liabilities and may impact the combined company’s balance sheet and statement of income. As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

NOTE 3 – CONFORMING ACCOUNTING POLICIES

During the preparation of the unaudited pro forma condensed combined financial information, Block’s management performed an initial review of the accounting policies of Afterpay to determine if differences in accounting policies require reclassification or adjustment. As a result of that preliminary review, Block’s management identified a difference in the presentation of direct loan origination costs. Afterpay recognizes such costs as Cost of sales as part of its historical accounting which differs from Block’s presentation under U.S. GAAP where such costs, if applicable, are included within the effective interest rate amortization and therefore as part of the effective interest rate net within revenue (i.e., Afterpay income). An adjustment was recorded to the unaudited pro forma condensed combined statement of operations to decrease Afterpay income by A$44.2 million and reduce Cost of sales correspondingly by the same amount.

When Block’s management completes a final review of Afterpay’s accounting policies, additional differences may be identified that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

The following table reflects the impact of these adjustments on Afterpay’s consolidated statement of comprehensive income as presented in the unaudited pro forma condensed combined financial information for the twelve months ended December 31, 2021 (in Australian Dollars (“A$” or “AUD”) thousands):

	Twelve Months Ended December 31, 2021
(in thousands)	Afterpay Limited Historical (AUD)		Policy Alignment Adjustments (AUD)		Notes	Afterpay Limited Historical Policy Alignment Adjusted (AUD)
Revenues:
Afterpay income	A$	1,008,803	A$	(44,152)	(a)	A$	964,651
Pay Now revenue		11,570		—			11,570
Other income		132,026		—			132,026

Total income	A$	1,152,399	A$	(44,152)		A$	1,108,247

Cost of sales		(320,853)		44,152	(a)		(276,701)

Gross profit	A$	831,546	A$	—		A$	831,546

Depreciation and amortisation expenses		(48,626)		—			(48,626)
Employment expenses		(200,313)		—			(200,313)
Share-based payment expenses		(63,677)		—			(63,677)
Receivables impairment expenses		(299,678)		—			(299,678)
Net loss on financial liabilities at fair value		(62,831)		—			(62,831)
Marketing expenses		(237,196)		—			(237,196)
Other operating expenses		(280,907)		—			(280,907)

Operating income/(loss)	A$	(361,682)	A$	—		A$	(361,682)

Share of profit (loss) of associate		4,336		—			4,336

Gain on dilution of shareholding in associate		12,834		—			12,834
Finance income		390		—			390
Finance costs		(275,844)		—			(275,844)

Loss before tax	A$	(619,966)	A$	—		A$	(619,966)

Income tax benefit/(expense)		194,275		—			194,275

Loss for the year	A$	(425,691)	A$	—		A$	(425,691)

Notes:

(a)	Represents an adjustment to decrease Afterpay income and Cost of sales to align Afterpay’s presentation of direct loan origination costs with that of Block’s.

There were no accounting policy alignment adjustments identified for Afterpay’s consolidated statement of financial position as presented in the unaudited pro forma condensed combined financial information as of December 31, 2021.

NOTE 4 – FOREIGN CURRENCY TRANSLATION AND U.S. GAAP CONVERSION

Block’s management performed a preliminary analysis of Afterpay’s historical financial information to identify differences between IFRS and U.S. GAAP. There were no material differences identified on Afterpay’s consolidated statement of financial position or Afterpay’s consolidated statement of comprehensive income as presented in the unaudited pro forma condensed combined financial information. Therefore, no corresponding IFRS to U.S. GAAP adjustments are made to the unaudited pro forma condensed combined financial information as of December 31, 2021.

Additionally, Afterpay’s historical financial information and pro forma adjustments have been translated from its reporting currency of AUD to be presented in Block’s reporting currency of USD using the following exchange rates:

USD/AUD
Statement of operations – average exchange rate for the year ended December 31, 2021	0.7515
Balance sheet – spot rate at December 31, 2021	0.7267

	As of December 31, 2021
(in thousands)	Afterpay Limited Historical (AUD)		Afterpay Limited Historical Translated (USD)
ASSETS
Current assets
Cash and cash equivalents	A$	816,504	$593,372
Receivables		2,089,609	1,518,567
Other financial assets		43,029	31,270
Other current assets		42,965	31,224
Income tax receivable		7,553	5,489

Total current assets	A$	2,999,660	$2,179,922

Non-Current Assets
Property, plant and equipment		9,420	6,846
Right-of-use assets		45,271	32,899
Intangible assets		255,741	185,853
Deferred tax assets		340,272	247,284
Investments		53,664	38,999
Other non-current assets		14,286	10,382

Total Non-Current Assets	A$	718,654	$522,263

TOTAL ASSETS	A$	3,718,314	$2,702,185

LIABILITIES
Current liabilities
Trade and other payables	A$	403,010	$292,877
Other liabilities		12,734	9,255
Lease liabilities		24,649	17,913
Borrowings		1,493,034	1,085,022
Other financial liabilities		197,895	143,815

Total current liabilities	A$	2,131,323	$1,548,882

Non-Current Liabilities
Other non-current liabilities		2,037	1,480
Lease liabilities		16,073	11,681
Borrowings		507,608	368,890

Total Non-Current Liabilities	A$	525,718	$382,051

Total Liabilities	A$	2,657,041	$1,930,933

NET ASSETS	A$	1,061,273	$771,252

EQUITY
Issued capital	A$	2,784,564	$2,023,607
Accumulated losses		(591,532)	(429,881)
Reserves		(1,132,612)	(823,095)

Equity attributable to the owners of Afterpay Limited	A$	1,060,419	$770,631

Noncontrolling interests		854	621

TOTAL EQUITY	A$	1,061,273	$771,252

Total Liabilities and Equity	A$	3,718,314	$2,702,185

The following table reflects the impact of these adjustments on Afterpay’s consolidated statement of comprehensive income as presented in the unaudited pro forma condensed combined financial information for the twelve months ended December 31, 2021 (in thousands):

	Twelve Months Ended December 31, 2021
(in thousands)	Afterpay Limited Historical Policy Alignment Adjusted (AUD) (Note 3)		Afterpay Limited Historical Policy Alignment Adjusted and Translated (USD)
Revenues:
Afterpay income	A$	964,651	$724,958
Pay Now revenue		11,570	8,695
Other income		132,026	99,221

Total income	A$	1,108,247	$832,874

Cost of sales		(276,701)	(207,947)

Gross profit	A$	831,546	$624,927

Depreciation and amortisation expenses		(48,626)	(36,544)
Employment expenses		(200,313)	(150,540)
Share-based payment expenses		(63,677)	(47,855)
Receivables impairment expenses		(299,678)	(225,215)
Net loss on financial liabilities at fair value		(62,831)	(47,219)
Marketing expenses		(237,196)	(178,259)
Other operating expenses		(280,907)	(211,108)

Operating income/(loss)	A$	(361,682)	$(271,813)

Share of profit (loss) of associate		4,336	3,259
Gain on dilution of shareholding in associate		12,834	9,645
Finance income		390	293
Finance costs		(275,844)	(207,303)

Loss before tax	A$	(619,966)	$(465,919)

Income tax benefit/(expense)		194,275	146,002

Loss for the year	A$	(425,691)	$(319,917)

NOTE 5 – RECLASSIFICATIONS

Certain reclassification adjustments have been made to conform Afterpay’s financial statement presentation to that of Block’s financial statement as indicated in the tables below.

The reclassification adjustments to conform Afterpay’s balance sheet presentation to that of Block’s balance sheet have no material impact on net assets and are summarized below (in USD thousands):

	As of December 31, 2021
(in thousands)	Afterpay Limited Historical Translated (USD) (Note 4)	Reclassification Adjustments (USD)	Notes	Historical Afterpay Limited U.S. GAAP (USD)
Assets
Current assets:
Cash and cash equivalents	$593,372	$(77,467)	(a)	$515,905
Consumer receivables, net	—	1,563,252		1,563,252
		77,467	(a)
		1,485,785	(b)
Receivables	1,518,567	(1,518,567)	(b)	—
Other financial assets	31,270	(31,270)	(c)	—
Other current assets	31,224	70,298		101,522
		32,782	(b)
		31,270	(c)
		757	(f)
		5,489	(l)
Income tax receivable	5,489	(5,489)	(l)	—

Total current assets	2,179,922	757		2,180,679
Property and equipment, net	6,846	—		6,846
Right-of-use assets	32,899	(32,899)	(e)	—
Goodwill	—	81,608	(d)	81,608
Intangible assets	185,853	(185,853)	(d)	—
Acquired intangible assets, net	—	104,245	(d)	104,245
Deferred tax asset	247,284	(247,284)	(r)	—
Investments	38,999	(38,999)	(k)	—
Operating lease right-of-use asset	—	32,899	(e)	32,899
Other non-current assets	10,382	291,324		301,706
		38,999	(k)
		252,325	(r)

Total assets	$2,702,185	$5,798		$2,707,983

Liabilities and stockholders’ equity
Current liabilities:
Trade and other payables	$292,877	$(292,877)	(f)	$—
Accounts payable	—	2,705		2,705
		2,690	(f)
		15	(g)
Customers payable	—	100,169	(f)	100,169
Lease liabilities	17,913	(17,913)	(m)	—
Operating lease liabilities, current	—	17,913	(m)	17,913
Borrowings	1,085,022	(1,085,022)	(h)	—
Other liabilities	9,255	(9,255)	(g)	—
Accrued expenses and other current liabilities	—	343,830		343,830
		190,775	(f)
		9,240	(g)
		143,815	(j)
Current portion of long-term debt	—	1,085,022	(h)	1,085,022
Other financial liabilities	143,815	(143,815)	(j)	—

Total current liabilities	1,548,882	757		1,549,639
Lease liabilities	11,681	(11,681)	(n)	—
Borrowings	368,890	(368,890)	(i)	—
Long-term debt	—	368,890	(i)	368,890
Operating lease liabilities, non-current	—	11,681	(n)	11,681
Other non-current liabilities	1,480	5,041	(r)	6,521

Total liabilities	$1,930,933	$5,798		$1,936,731

Stockholders’ equity:
Additional paid-in capital	$—	$1,090,903		$1,090,903
		2,023,607	(o)
		(932,704)	(p)
Issued capital	2,023,607	(2,023,607)	(o)	—
Accumulated other comprehensive income	—	109,609	(p)	109,609
Accumulated losses	(429,881)	429,881	(q)	—
Reserves	(823,095)	823,095	(p)	—
Retained earnings (accumulated deficit)	—	(429,881)	(q)	(429,881)

Equity attributable to Afterpay	$770,631	$—		$770,631

Non-controlling interest	621	—		621

Total stockholders’ equity	$771,252	$—		$771,252

Total liabilities and shareholders’ equity	$2,702,185	$5,798		$2,707,983

Notes:

(a)	Represents a reclassification to Block’s Consumer receivables, net from Afterpay’s Cash and cash equivalents related to cash-in-transit.
(b)

Represents a reclassification to Block’s Consumer receivables, net and Other current assets from Afterpay’s Receivables. Reclassification to Block’s Consumer receivables, net consists of Afterpay’s receivables, late fees, provision for doubtful debt related to receivables and late fees, and deferred revenue balance historically included in Receivables. Reclassification to Block’s Other current assets consists of Afterpay’s accrued receivables, control receivables account, other financial assets, other financial assets controls account, provision for doubtful debts, and merchant receivables.

(c)	Represents a reclassification to Block’s Other current assets from the current portion of Afterpay’s Other financial assets.
(d)

Represents a reclassification to Block’s Acquired intangible assets, net and Goodwill from Afterpay’s Intangible assets. Reclassification to Block’s Acquired intangible assets, net consists of Afterpay’s intangible assets and M&A assets net of amortization historically included in Intangible assets. Reclassification to Block’s Goodwill consists of Afterpay’s goodwill historically included in Intangible assets.

(e)	Represents a reclassification to Block’s Operating lease right-of-use asset from Afterpay’s Right-of-use assets.
(f)	Represents a reclassification to Block’s Accounts payable, Accrued expenses and other current liabilities, Customers payable, and Other current assets from Afterpay’s Trade and other payables.
(g)	Represents a reclassification to Block’s Accounts payable and Accrued expenses and other current liabilities from Afterpay’s Other liabilities.
(h)	Represents a reclassification to Block’s Current portion of long-term debt from the current portion of Afterpay’s Borrowings.
(i)	Represents a reclassification to Block’s Long-term debt from the non-current portion of Afterpay’s Borrowings.
(j)	Represents a reclassification to Block’s Accrued expenses and other current liabilities from the current portion of Afterpay’s Other financial liabilities.
(k)	Represents a reclassification to Block’s Other non-current assets from Afterpay’s Investments.
(l)	Represents a reclassification to Block’s Other current assets from Afterpay’s Income tax receivable.
(m)	Represents a reclassification to Block’s Operating lease liabilities, current from the current portion of Afterpay’s Lease liabilities.
(n)	Represents a reclassification to Block’s Operating lease liabilities, non-current from the non-current portion of Afterpay’s Lease liabilities.
(o)	Represents a reclassification to Block’s Additional paid-in capital from Afterpay’s Issued capital.
(p)	Represents a reclassification to Block’s Accumulated other comprehensive income and Additional paid-in capital from Afterpay’s Reserves.
(q)	Represents a reclassification to Block’s Retained earnings (accumulated deficit) from Afterpay’s Accumulated losses.
(r)

Represents a reclassification to Block’s Other non-current assets and Other non-current liabilities from Afterpay’s Deferred tax assets. Reclassification to Block’s Other non-current assets consists of Afterpay’s deferred tax assets historically included in Deferred tax assets. Reclassification to Block’s Other non-current liabilities consists of Afterpay’s deferred tax liabilities historically included in Deferred tax assets.

The reclassification adjustments to conform Afterpay’s statement of comprehensive income presentation to that of Block statements of operations have no impact on net loss and are summarized below (in USD thousands):

	Twelve Months Ended December 31, 2021
(in thousands)	Afterpay Limited Historical Policy Alignment Adjusted and Translated (USD) (Note 4)	Reclassification Adjustments (USD)	Notes	Historical Afterpay Limited U.S. GAAP (USD)
Revenue:
Afterpay income	$724,958	$(724,958)	(a)	$—
Pay Now revenue	8,695	(8,695)	(b)	—
Other income	99,221	(99,221)	(c)	—
Subscription and services-based revenue	—	832,874		832,874
		724,958	(a)
		8,695	(b)
		99,221	(c)

Total net revenue	$832,874	$—		$832,874

Cost of revenue:
Cost of sales	207,947	(207,947)	(d)	—
Subscription and services-based costs	—	207,947	(d)	207,947
Amortization of acquired technology	—	23,705	(e)	23,705

Total cost of revenue	$207,947	$23,705		$231,652

Gross profit	$624,927	$(23,705)		$601,222

Operating expenses:
Depreciation and amortisation expenses	36,544	(36,544)	(e)	—
Employment expenses	150,540	(150,540)	(f)	—
Share-based payment expenses	47,855	(47,855)	(g)	—
Net loss on financial liabilities at fair value	47,219	(47,219)	(i)	—
Marketing expenses	178,259	(178,259)	(o)	—
Other operating expenses	211,108	(211,108)	(j)	—
Transaction and loan losses	—	225,215	(h)	225,215
Receivables impairment expenses	225,215	(225,215)	(h)	—
Amortization of acquired customer assets	—	3,069	(e)	3,069
Sales and marketing	—	252,792		252,792
		60,000	(f)
		13,863	(g)
		670	(j)
		178,259	(o)
General and administrative	—	263,299		263,299
		70,425	(f)
		17,144	(g)
		175,730	(j)
Product development	—	80,943		80,943
		9,770	(e)
		20,115	(f)
		16,848	(g)
		34,210	(j)

Total operating expenses	$896,740	$(71,422)		$825,318

Operating income (loss)	$(271,813)	$47,717		$(224,096)

Other expense (income), net	—	241,823		241,823
		47,219	(i)
		498	(j)
		(3,259)	(k)
		(9,645)	(l)
		(293)	(m)
		207,303	(n)
Share of loss (profit) of associate	(3,259)	3,259	(k)	—
Gain on dilution of shareholding in associate	(9,645)	9,645	(l)	—
Finance income	(293)	293	(m)	—
Finance costs	207,303	(207,303)	(n)	—

Income (loss) before income tax	$(465,919)	$—		$(465,919)

Provision (benefit) for income taxes	(146,002)	—		(146,002)

Net income (loss)	$(319,917)	$—		$(319,917)

Notes:

(a)	Represents a reclassification to Block’s Subscription and services-based revenue from Afterpay’s Afterpay income.
(b)	Represents a reclassification to Block’s Subscription and services-based revenue from Afterpay’s Pay Now revenue.
(c)	Represents a reclassification to Block’s Subscription and services-based revenue from Afterpay’s Other income.
(d)	Represents a reclassification to Block’s Subscription and services-based costs from Afterpay’s Cost of sales.
(e)

Represents a reclassification to Block’s Product and development expense, Amortization of acquired technology, and Amortization of acquired customer assets from Afterpay’s Depreciation and amortisation expenses.

(f)

Represents a reclassification to Block’s Product development, Sales and marketing, and General and administrative expenses, from Afterpay’s Employment expenses. Allocation to Block’s accounts was based on headcount.

(g)

Represents a reclassification to Block’s Product development, Sales and marketing, and General and administrative expenses, from Afterpay’s Share-based payment expenses. Allocation to Block’s accounts was based on headcount.

(h)	Represents a reclassification to Block’s Transaction and loan losses from Afterpay’s Receivables impairment expense.
(i)	Represents a reclassification to Block’s Other expense (income), net, from Afterpay’s Net loss on financial liabilities at fair value.
(j)

Represents a reclassification to Block’s Other expense (income), net, Product development, Sales and marketing, and General and administrative expenses from Afterpay’s Other operating expenses. Allocation to Block’s accounts for Afterpay’s travel and entertainment expenses was based on headcount.

(k)	Represents a reclassification to Block’s Other expense (income), net, from Afterpay’s Share of loss (profit) of associate.
(l)	Represents a reclassification to Block’s Other expense (income), net, from Afterpay’s Gain on dilution of shareholding in associate.
(m)	Represents a reclassification to Block’s Other expense (income), net from Afterpay’s Finance income.
(n)	Represents a reclassification to Block’s Other expense (income), net from Afterpay’s Finance costs.
(o)	Represents a reclassification to Block’s Sales and marketing from Afterpay’s Marketing expenses.

NOTE 6 – PRELIMINARY PURCHASE PRICE ALLOCATION

The following summarizes the preliminary calculation of the purchase consideration transferred on January 31, 2022, based upon the number of shares issued, as follows:

Preliminary calculation of Purchase Consideration		(in thousands)
Share consideration
Block common stock issued at close of the Transaction	113,387,895
Block common stock issued for vested US ESOP Options that were net-settled (i)	229,457

Total Block common stock issued	113,617,352
Share price of Block as of close January 31, 2022	$122.29

Preliminary share consideration		$13,894,266

Cash paid for employee tax withholdings in connection with the net-settlement of the US ESOP Options (ii)		8,693
Less: Estimated value of Matrix Convertible Note settlement accounted for as post-combination expense by Block (iii)		(64,190)
Less: Estimated value of the accelerated vesting of certain equity awards accounted for as a post-combination expense by Block (iv)		(2,147)

Preliminary Purchase Consideration		$13,836,622

Notes:

(i)	Represents vested US ESOP Options that were net-settled in shares of Block Class A common stock in connection with the closing of the Transaction.
(ii)	Represents cash paid for employee tax withholdings in connection with the net settlement of the US ESOP Options.
(iii)

Represents the portion of the settlement amount attributable to post-combination services as a result of the early conversion of the Matrix Convertible Note on December 20, 2021. Upon settlement, Block has discretionarily released the holders of the Matrix Convertible Note from any further service obligations to the combined company in the post-combination period, and recognizes the value of such waived post-combination services as a day one charge on its statement of operations. Therefore, the portion of the settlement amount attributable to post-combination services is deducted from the purchase consideration.

(iv)	Represents the additional fair value of stock-based compensation awards discretionarily accelerated by Block and attributable to post-combination expense.

The table below includes the preliminary calculation of assets acquired and liabilities assumed performed for the purpose of these unaudited pro forma financial statements. The allocation of the purchase price to the fair values of the assets acquired and liabilities assumed includes pro forma adjustments to the fair values of Afterpay’s assets and liabilities. At the time of this filing, Block has not finalized the detailed valuation analysis related to the fair values of identifiable assets acquired and liabilities assumed. The final amounts recorded for the acquisition may differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements.

The total preliminary estimated purchase consideration as calculated in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed of Afterpay based on their estimated fair values as if the Transaction had been completed on December 31, 2021, which is the assumed acquisition date for purposes of the unaudited pro forma condensed combined balance sheet. Goodwill represents the excess of acquisition consideration over the fair value of the underlying net assets acquired. In accordance with ASC 350, Goodwill and Other Intangible Assets, goodwill is not amortized, but instead is reviewed for impairment at least annually, absent any indicators of impairment. Goodwill recorded in the Transaction is not expected to be deductible for tax purposes.

(in thousands)
Preliminary Purchase Consideration	$13,836,622
Assets acquired:
Cash and cash equivalents	515,905
Consumer receivables, net	1,563,252
Other current assets	101,522
Property and equipment, net	6,846
Acquired intangible assets	2,025,000
Operating lease right-of-use asset	32,899
Other non-current assets	56,512

Total assets	$4,301,936

Liabilities assumed:
Accounts payable	2,705
Customers payable	100,169
Accrued expenses and other current liabilities	235,126
Current portion of long-term debt	1,089,431
Operating lease liabilities, current	17,913
Operating lease liabilities, non-current	11,681
Long-term debt	368,890
Deferred tax liability	245,177
Other non-current liabilities	42,903

Total liabilities	$2,113,995

Net assets acquired	$2,187,941

Goodwill	$11,648,681

NOTE 7 – ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 2021

(A)

Current portion of long-term debt - Reflects the change from Afterpay’s historical net book value associated with the SGX-listed convertible notes issued by Afterpay in the principal amount of A$1.5 billion on March 12, 2021 (the “SGX-listed Convertible Notes”) of $1.089 billion to preliminary estimated fair value of $1.085 billion. Refer to Note 7(E) below for the reversal of the equity component associated with the SGX-listed Convertible Notes.

(B)

Goodwill – Represents an increase of $11.649 billion related to goodwill, inclusive of historical Afterpay goodwill of $81.6 million, which was calculated as the excess of the estimated purchase price of $13.8 billion over the $2.2 billion in net assets acquired. Refer to Note 6 - Preliminary Purchase Price Allocation for details on Block management’s calculation of goodwill.

(C)

Acquired intangibles, net – The net increase in Acquired intangible assets, net of $1.9 billion represents the change from Afterpay’s historical net book value to preliminary estimated fair value as follows:

(in thousands)
Fair value of intangible assets acquired	$2,025,000
Less: Carrying value of Afterpay’s historical acquired intangible assets	(104,245)

Pro forma net adjustment to acquired intangible assets, net	$1,920,755

Refer to Note 8(A) below for further details regarding specific intangible assets acquired and related useful lives.

(D)

Deferred Tax Assets & Liabilities – Prior to the Transaction, Afterpay and Block had recorded deferred tax assets of $247.3 million and $14.1 million, respectively. Block recorded a decrease in their deferred tax assets of $84.2 million as a result of the GAAP fair value adjustments. Additionally, as part of the opening balance sheet calculations, Block performed an analysis to assess the realizability of both Block’s and Afterpay’s historic deferred tax assets. It was determined that after the acquisition, Afterpay and Block will file a consolidated Australia tax return. Based on the valuation allowance analysis, Block’s management concluded that there was sufficient evidence to record a valuation allowance in Australia of $161.0 million and $11.7 million for Afterpay and Block, respectively. The Afterpay adjustment of $161.0 million will be recorded as part of the purchase accounting adjustments. In the pro forma balance sheet, the Block adjustment of $11.7 million is recorded against historical Australia deferred tax assets and as an adjustment to Block’s retained earnings. These adjustments brought the combined deferred tax assets to $4.5 million.

Prior to the Transaction, Afterpay and Block had recorded deferred tax liabilities of $0 and $14.1 million, respectively. Afterpay recorded an increase in their deferred tax liabilities of $245.2 million as a result of the GAAP fair value adjustments. This brought the combined deferred tax liabilities to $259.2 million.

(in thousands)
Historical Block DTA	$14,138
Historical Block (DTL)	(14,065)
Historical Afterpay DTA	247,285
Historical Afterpay (DTL)	—

Subtotal DTA	$261,423

Subtotal (DTL)	$(14,065)

Afterpay PPA Adjustment DTA	$(84,241)
Afterpay Valuation Allowance	(160,953)
Afterpay PPA Adjustment (DTL)	(245,177)
Block Valuation Allowance	(11,727)

Net Tax Entry	$(502,098)

DTA Attributable to Afterpay	$2,091
DTA Attributable to Historical Block	2,411

Combined Deferred Tax Asset	$4,502

DTL Attributable to Afterpay	$(245,177)
DTL Attributable to Historical Block	(14,065)

Combined Deferred Tax Liability	$(259,242)

Deferred taxes are based on a blended statutory U.S. federal and state tax rate and statutory tax rates of the respective foreign jurisdictions in which both Block and Afterpay operate. The statutory tax rates range from 19% to 30%, which are in effect as of the pro forma balance sheet date. The actual effective tax rate could be materially different (either higher or lower) from the rate presented in the unaudited pro forma condensed combined financial information. Deferred taxes are based on the assumption Block and Afterpay U.S. entities are not able to file consolidated U.S. federal tax filings, immediately following the Transaction. These assumptions could change depending on post-acquisition activities, the geographical mix of income, changes in tax law, as well as the final determination of the fair value of the identifiable intangible assets and liabilities.

As part of their due diligence, Block identified potential tax exposures. As a result of the Transaction, Block recorded unrecognized tax benefits of $31.0 million and $5.4 million of liabilities related to indirect taxes.

(in thousands)
Unrecognized Tax Benefit	$31,004

Total Unrecognized Tax Benefit Adjustment	$31,004

Total Tax Contingencies	$5,378

Total Tax Contingency Liability Adjustment	$5,378

(E)	Stockholders’ equity –The increase in equity balances consists of the following:

(in thousands)
Fair value of common stock issued in connection with the Transaction and net settlement of vested US ESOP Options (i)	$13,894,266
Decrease in Afterpay’s additional paid-in capital from one-time charge associated with the Matrix Convertible Note attributable to the post-combination period and the accelerated vesting of certain equity awards (ii)	(66,337)
Removal of Afterpay’s historical shareholders’ equity - Additional paid-in capital	(1,090,903)
Increase in Afterpay’s additional paid-in capital from one-time charge associated with the Matrix Convertible Note attributable to the post-combination period (ii)	64,190
Removal of Afterpay’s historical shareholders’ equity - Accumulated other comprehensive income	10,885
Removal of SGX-listed Convertible Notes (equity component) in Afterpay’s historical shareholders’ equity - Accumulated other comprehensive income	(120,494)
Removal of Afterpay’s historical shareholders’ equity - Retained earnings	429,881
Block’s estimated transaction costs and other one-time charges - Retained earnings (ii)	(90,595)
Decrease in Block’s retained earnings associated with the valuation allowance related to historical Block, Inc. deferred tax assets in Australia (iii)	(11,727)
Non-controlling interest (iv)	(621)

Pro forma net adjustment to total equity	$13,018,545

(i)

Value was determined as follows: (a) Block Class A common stock issued as of close on January 31, 2022, plus (b) Block Class A common stock issued for vested US ESOP Options that were net-settled, where the sum of (a) and (b) is then multiplied by (c) Share price of Block as of close on January 31, 2022.

(ii)

Transaction costs and other one-time charges - A decrease in Block’s retained earnings of $90.6 million reflects the impact of Block’s portion of transaction costs and a one-time charge associated with the settlement of the Matrix Convertible Note attributable to the post-combination period, which are not recurring in nature. Other one-time charges result in a net decrease of $2.1 million to Afterpay’s additional paid-in capital, which consists of an increase of $64.2 million related to the settlement of the Matrix Convertible Note attributable to the post-combination period and an offsetting decrease of $64.2 million for the aforementioned item given that is has been included within the preliminary share consideration (refer to Note 6(iii) above for further details), and a decrease of $2.1 million related to the accelerated vesting of certain equity awards.

(iii)	Refer to Note 7(D) above for further details.
(iv)	Noncontrolling interest - The decrease in noncontrolling interest of $0.6 million reflects the early exercise of the call option on the remaining 6.5% non-controlling interest in Clearpay Finance

Limited (“Clearpay”) held by Afterpay (the “Clearpay Call Option”) and the exchange of equity awards held by Afterpay employees and exercisable into certain Afterpay subsidiaries’ equity (i.e., US ESOP Options and the Afterpay UK Employee Option Plan) for replacement equity awards exercisable into Block Class A common stock as part of the Transaction. Historically, Afterpay recognized such awards issued to employees as non-controlling interest.

(F)	Accrued expenses and other current liabilities - The decrease in accrued expenses and other current liabilities consists of the following:

(i)

Transaction costs and other one-time charges - Reflects the net accrual for transaction costs directly attributable to the Transaction of $16.4 million, which reflects $26.4 million attributed to Block that is partially offset by $10.0 million attributable to the Company’s downward estimate of Afterpay’s portion of transaction costs based on the closing price of Block Class A common stock as of January 31, 2022. The $26.4 million is also reflected as an increase in retained earnings and $10.0 million is reflected as a decrease in goodwill. Refer to Notes 7(B) and 7(E) above for further details.

(ii)

Pagantis Convertible Note – Reflects the change from Afterpay’s historical net book value of $44.0 million to preliminary estimated fair value of $44.8 million associated with the convertible promissory note issued as part of the acquisition of Pagantis, S.A.U. and PMT Technology S.L.U. (the “Pagantis Convertible Note”).

(iii)

Clearpay Put Option – Reflects the removal of the put option on the remaining 6.5% non-controlling interest in Clearpay held by ThinkSmart Europe Limited (“ThinkSmart”) (the “Clearpay Put Option”) of $99.5 million. The Clearpay Put Option is only exercisable by ThinkSmart in the event Afterpay does not exercise its Call Option. On January 17, 2022, Afterpay exercised the Clearpay Call Option to acquire the remaining non-controlling interest in Clearpay held by ThinkSmart, and the Clearpay Put Option was eliminated. Refer to Note 7(E) above for further details.

(G)

Cash and cash equivalents - Reflects the decrease in cash and cash equivalents of $8.7 million resulting from the cash paid for employee tax withholdings in connection with the net settlement of US ESOP Options. Refer to Notes 6(ii) and 7(E) above for further details.

NOTE 8 – ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(A)

Amortization of acquired technology and Amortization of acquired customer assets – The incremental amortization expense related to the finite-lived intangible assets identified in connection with the Transaction is recorded within two accounts. The incremental amortization related to Developed Technology of $24.1 million is included within Amortization of acquired technology for the year ended December 31, 2021.

The incremental amortization related to Customer Relationships, Consumer Relationships, Trade Name - Afterpay and Trade Name - Clearpay of $134.1 million is included within Amortization of acquired customer assets for the year ended December 31, 2021.

The table below summarizes the preliminary estimated fair value of identifiable intangible assets acquired, including the estimated useful lives which was used to determine the amortization expense on a straight-line basis:

(in thousands)
Identifiable intangible assets	Estimated Fair Value (USD)	Estimated Useful Life (in years)	Classification within Statement of Operations	Year Ended December 31, 2021 Amortization Expense (USD)
Developed Technology	$239,000	5	Amortization of acquired technology	$47,800
Less: Historical Amortization Expense				(23,705)

Increase/(Decrease) in Amortization Expense				$24,095
Customer Relationships	$1,172,000	15	Amortization of acquired customer assets	$78,133
Consumer Relationships	206,000	15	Amortization of acquired customer assets	13,733
Trade Name - Afterpay	308,000	9	Amortization of acquired customer assets	34,222
Trade Name - Clearpay	100,000	9	Amortization of acquired customer assets	11,111

Subtotal	$2,025,000			$137,199
Less: Historical Amortization Expense				(3,069)

Increase/(Decrease) in Amortization Expense				$134,130

(B)

Stock based compensation expense – Reflects the stock based compensation expense expected to be incurred in connection with the replacement equity awards, net of historical stock compensation expense incurred by Afterpay. The stock based compensation expense is calculated using a January 31, 2022 cut-off date, consistent with the date of the share registry utilized in Note 6 above. The aggregate stock based compensation expense for the year ended December 31, 2021 is calculated as follows (note that the stock based compensation expense was allocated to Product development, Sales and marketing, and General and administrative based on headcount):

(in thousands)	Classification within Statement of Operations	Year Ended December 31, 2021
Anticipated stock compensation expense due to vesting of replacement equity awards	Product and development	$24,713
Less: Historical stock compensation expense		(16,848)

Net adjustment related to stock based compensation expense		$7,865

Anticipated stock compensation expense due to vesting of replacement equity awards	Sales and marketing	$20,334
Less: Historical stock compensation expense		(13,863)

Net adjustment related to stock based compensation expense		$6,471

Anticipated stock compensation expense due to vesting of replacement equity awards	General and administrative	$25,147
Less: Historical stock compensation expense		(17,144)

Net adjustment related to stock based compensation expense		$8,003

(C)

Clearpay Put Option mark-to-market – Reflects the reversal of historical periodic mark-to-market expense of $52.0 million for the year ended December 31, 2021 related to the extinguishment of the Clearpay Put Option. Refer to Notes 7(E) and 7(F) above for further details.

(D)

SGX-listed Convertible Notes interest expense – Reflects the reversal of $27.8 million in interest expense on the SGX-listed Convertible Notes incurred by Afterpay within its historical financial statements for the year ended December 31, 2021. Refer to Note 7(A) above for further details.

(E)

Income tax expense (benefit) – The net decrease in pro forma income tax expense (benefit) reflects the estimated tax effect of the pro forma adjustments using the blended statutory U.S. federal and state tax rate and statutory tax rates of the respective foreign jurisdictions in which Block and Afterpay operate. The statutory tax rates range from 19% to 30%, which are in effect as of the pro forma income statement dates. The actual effective tax rate could be materially different (either higher or lower) from the rate presented in the unaudited pro forma condensed combined financial information. Additionally, as explained in Note 7(D) the acquisition of Afterpay will result in Block recording a valuation allowance against its historical Australian deferred tax assets. As a result, Block will record an additional tax expense related to the $11.7 million valuation allowance established in the pro forma period presented.

(in thousands)	Year Ended December 31, 2021
Historical Block income tax expense (benefit)	$(1,364)
Historical Afterpay income tax expense (benefit)	(146,002)
Income tax expense (benefit) resulting from acquisition adjustments	30,013

Total income tax expense (benefit)	$(117,353)

(F)

Matrix Convertible Note day one post-combination charge – The increase in general and administrative expense of $64.2 million for the year ended December 31, 2021 reflects the portion of the settlement amount of the Matrix Convertible Note attributable to post-combination services that will be recognized as a post-combination day one expense through the statement of operations. Refer to Notes 6(iii) and 7(E) above further details.

(G)

Transaction costs - The increase in general and administrative expense of $16.4 million for the year ended December 31, 2021 reflects the additional costs that are directly attributable to the Transaction. Refer to Note 7(F) above for further details.

(H)

Pagantis Convertible Note – Reflects the increase of periodic mark-to-market expense of $0.8 million for the year ended December 31, 2021 related to the increase in fair valuation of the Pagantis Convertible Note. Refer to Note 7(F) above for further details.

(I)

Noncontrolling interests - Reflects the reversal of $0.8 million for the year ended December 31, 2021 related to the net loss attributable to noncontrolling interest. Refer to Notes 7(E) and 7(F) above for further details.

(J)

Accelerated vesting of certain equity awards day one post-combination charge - The increase in general and administrative expense of $2.1 million for the year ended December 31, 2021 reflects the fair value of certain stock-based compensation awards attributable to post-combination services and subject to accelerated vesting that will be recognized as a post-combination day one expense through the statement of operations. Refer to Notes 6(iv) and 7(E) above for further details.

NOTE 9 – EARNINGS PER SHARE

The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the condensed combined basic and diluted average shares of Block and Afterpay.

The pro forma basic and diluted weighted average shares outstanding are a combination of historical Block common stock and the Block common stock issued as part of the Transaction at an exchange ratio of 0.375 Block Class A common stock or 0.375 Block CHESS Depositary Interest per Afterpay share.

(in thousands, except per share data)	Year Ended December 31, 2021
Pro Forma Weighted Average Shares
Basic weighted average number of common shares outstanding - historical	458,432
Common shares issued as part of Transaction	113,617

Pro forma weighted average shares - Basic and Diluted	572,049

Pro Forma Earnings per Share
Pro forma net income (loss) attributable to common shareholders	$(368,108)

Basic – pro forma	$(0.64)

Diluted – pro forma	$(0.64)